Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of May 1995
Distribution Date of June 20, 1995

Original Pool Amount                   $424,879,281.80

Beginning Pool Balance                 $424,879,281.80
Beginning Pool Factor                      100.0000000

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $10,206,159.46
  Interest Collected                     $3,769,852.69

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries                $0.00
Total Additional Deposits                        $0.00

Repos/Chargeoffs                            $64,933.51
Aggregate Number of Notes Charged Off                0

Total Available Funds                   $13,976,012.15

Ending Pool Balance                    $414,608,188.83
Ending Pool Factor                           0.9758259

Servicing Fee                              $354,066.07

Repayment of Servicer Advances                   $0.00

Reserve Account:
  Beginning Balance                     $25,597,633.00
  Target Percentage                              6.00%
  Target Balance                        $24,876,491.33
  Minimum Balance                        $8,922,464.92
  (Release)/Deposit                       $(721,141.67)
  Ending Balance                        $24,876,491.33

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                            1,654,764.57      1,145
    31-60 days                              106,658.08        102
    60+ days                                  6,290.19          5

    Total                                 1,767,712.84      1,145

  Balances:
    60+ days                                241,605.37          5

Memo Item - Reserve Account

  Prior Month                           $25,492,756.91
  + Invest. Income                          104,876.09
  - Withdrawal                                    0.00
    Beginning Balance                   $25,597,633.00

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of May 1995

                                                              [--------------NOTES------------]
                                               TOTAL            CLASS A-1          CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $424,879,281.80     $80,000,000.00    $330,000,000.00     $14,879,281.80
 Distribution Percentages                                            100.00%              0.00%              0.00%
 Coupon                                                               5.900%             6.550%             6.850%

Beginning Pool Balance                    $424,879,281.80
Ending Pool Balance                       $414,608,188.83

Collected Principal                        $10,206,159.46
Collected Interest                          $3,769,852.69
Charge-Offs                                    $64,933.51
Servicing                                     $354,066.07
Cash Transfer from Reserve Acount                   $0.00

  Total Collections Available
    for Debt Service                       $13,621,946.08

Beginning Balance                         $424,879,281.80     $80,000,000.00    $330,000,000.00     $14,879,281.80

Interest Due                                $1,975,583.33        $340,888.89      $1,561,083.33         $73,611.11
Interest Paid                               $1,975,583.33        $340,888.89      $1,561,083.33         $73,611.11
Principal Due                              $10,271,092.97     $10,271,092.97              $0.00              $0.00
Principal Paid                             $10,271,092.97     $10,271,092.97              $0.00              $0.00

Ending Balance                            $414,608,188.83     $69,728,907.03    $330,000,000.00     $14,879,281.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.8716113379       1.0000000000       1.0000000000

Total Distributions                        $12,246,676.30     $10,611,981.86      $1,561,083.33         $73,611.11

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                            $1,375,269.78

Beginning Reserve Account Balance          $25,597,633.00
(Release)/Draw                               $(721,141.67)
Ending Reserve Account Balance             $24,876,491.33

Memo Item - Advances:
 Servicer Advances - Current Month          $2,068,199.62
 Total Outstanding Servicer Advances        $2,068,199.62

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of May 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             May 1995          Jun 1995          Jul 1995          Aug 1995          Sep 1995
Beg. Pool Balance        $424,879,281.80

A) Loss Trigger:
Principal of Contracts
  Charged off                 $64,933.51
Recoveries                         $0.00


Total Charged off
  (Months 5,4,3)              $64,933.51
Total Recoveries
  (Months 3,2,1)                    0.00
Net Loss/(Recoveries)
  for 3 Mos.                  $64,933.51(a)

Total Balance
  (Months 5,4,3)         $424,879,281.80(b)

Loss Ratio [(a/b)(12)]           0.1834%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                 $241,605.37
  As % of Beginning
    Pool Balance                0.05686%
  Three Month Average           0.05686%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer